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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-66374) and S-8 (No. 333-56996) of deCODE genetics, Inc. ("deCODE") of our report dated March 8, 2002 relating to the consolidated financial statements, which appear in deCODE's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in the Registration Statement on Form S-3 and Form S-8 and under "Selected Financial Data" in the Registration Statement on Form S-3.

PricewaterhouseCoopers ehf

Reykjavik, Iceland
March 27, 2002